UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017 (July 26, 2017)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           Emerging growth company             [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                          [   ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 19, 2017, Net 1 UEPS Technologies, Inc. (‘Net1”), through one of its subsidiaries, Net1 Applied Technologies South Africa Proprietary Limited (“Net1 SA”), entered into a Subscription Agreement (the “Subscription Agreement”) with Cell C Proprietary Limited (“Cell C”), a leading mobile provider in South Africa. Pursuant to the Subscription Agreement, Net1 SA will subscribe for, subject to the satisfaction of closing conditions, approximately 75,000,000 class “A” shares of Cell C for an aggregate purchase price of ZAR 2.0 billion ($154.3 million) in cash.

On July 21, 2017, Net1 SA entered into a Common Terms Agreement, Senior Facility A Agreement, Senior Facility B Agreement, Senior Facility C Agreement, Subordination Agreement, Security Cession & Pledge and certain ancillary loan documents (collectively, the “Original Loan Documents”) with FirstRand Bank Limited (acting through its Rand Merchant Bank division), a South African corporate and investment bank, and Nedbank Limited (acting through its Corporate and Investment Banking division), an African corporate and investment bank, and any other lenders that may participate in such loans (collectively, the “Lenders”), pursuant to which, among other things, Net1 SA may borrow up to an aggregate of ZAR 1.25 billion to finance a portion of its investment in Cell C and to fund its on-going working capital requirements. Net1 agreed to guarantee the obligations of Net1 SA to the Lenders and subordinate any claims it may have against Net1 SA and certain of its subsidiaries to the Lenders’ claims against such persons. On July 26, 2017, Net1 SA entered into a letter agreement (the “Letter” and together with the Original Loan Documents, the “Loan Documents”) with the Lenders to amend the Common Terms Agreement to, among other things, permit the amounts borrowed under the Senior Facility B to fund the acquisition of Cell C shares and adjust the terms of certain conditions precedent.

The material terms and conditions of the Loan Documents are more fully discussed in Item 2.03 below. The foregoing descriptions of the Subscription Agreement and the Loan Documents, and the descriptions of the Loan Documents contained in Item 2.03 below, do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are attached hereto as Exhibits 10.70 through 10.76 and are incorporated herein by reference.

On July 21, 2017, the USD/ZAR exchange rate was $1.00 / ZAR 12.96.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Loan Documents provide for a Facility A term loan of up to ZAR 750 million, a Facility B term loan of up to ZAR 500 million, and a Facility C term loan in an amount equal to the aggregate amount of voluntary prepayments of the outstanding principal amount of the Facility A loan.

Interest on the loans is payable monthly based on the Johannesburg Interbank Agreed Rate in effect from time to time plus a margin of 2.25% for the Facility A loan, 3.5% for the Facility B loan and 2.25% for the Facility C loan. The JIBAR rate was 7.08% on July 21, 2017.

Funds are expected to be disbursed from the Lenders to Net1 SA on July 27, 2017. All of the loans mature on the date falling on the second anniversary of the date of disbursement.

Principal repayments on the Facility A and Facility B loans are due in eight equal quarterly installments, beginning on September 30, 2017. Principal repayment on the Facility C loan is to be determined by the Lenders based on the date of the repayment of any borrowings under the Facility A loan. Voluntary prepayments are permitted without early repayment fees or penalties.

The loans are secured by a pledge by Net1 SA of, among other things, its entire equity interests in Cell C and DNI-4PL Contracts Proprietary Limited. The Loan Documents contain customary covenants that require Net1 SA to maintain a specified total net leverage ratio and restrict the ability of Net1 SA, and certain of its subsidiaries to make certain distributions with respect to their capital stock, prepay other debt, encumber their assets, incur additional indebtedness, make investment above specified levels, engage in certain business combinations and engage in other corporate activities.

Item 9.01. Financial Statements and Exhibits.

            (d)        Exhibits

Exhibit
No.	Description

10.70

Common Terms Agreement, dated July 21, 2017, among Net1 Applied Technologies South Africa Proprietary Limited, Net 1 UEPS Technologies, Inc., the parties listed in Part I of Schedule 1 thereto, as the original guarantors, FirstRand Bank Limited (acting through its Rand Merchant Bank division), as an arranger, Nedbank Limited (acting through its Corporate and Investment Banking division), as an arranger, the parties listed in Part II of Schedule 1 thereto, as the original lenders, and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent.

10.71

Senior Facility A Agreement, dated July 21, 2017, among Net1 Applied Technologies South Africa Proprietary Limited, FirstRand Bank Limited (acting through its Rand Merchant Bank division) and Nedbank Limited (acting through its Corporate and Investment Banking division), as lenders, and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent.

10.72

Senior Facility B Agreement, dated July 21, 2017, among Net1 Applied Technologies South Africa Proprietary Limited, FirstRand Bank Limited (acting through its Rand Merchant Bank division) and Nedbank Limited (acting through its Corporate and Investment Banking division), as lenders, and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent.

10.73

Senior Facility C Agreement, dated July 21, 2017, among Net1 Applied Technologies South Africa Proprietary Limited, FirstRand Bank Limited (acting through its Rand Merchant Bank division) and Nedbank Limited (acting through its Corporate and Investment Banking division), as lenders, and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent.

10.74

Subordination Agreement, dated July 21, 2017, among Net1 Applied Technologies South Africa Proprietary Limited, Net 1 UEPS Technologies, Inc., the parties listed in Schedule 1 thereto, as subordinated creditors, the parties listed in Schedule 2 thereto, as intergroup debtors, the parties listed in Schedule 3 thereto, as senior creditors, and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent.

10.75

Security Cession & Pledge, dated July 21, 2017, by Net1 Applied Technologies South Africa Proprietary Limited in favor of FirstRand Bank Limited (acting through its Rand Merchant Bank division), as a secured creditor, Nedbank Limited (acting through its Corporate and Investment Banking division), as a secured creditor, and each of the other Secured Creditors (as defined therein).

10.76
Letter, dated July 26, 2017, to Net1 Applied Technologies South Africa Proprietary Limited from FirstRand Bank Limited (acting through its Rand Merchant Bank division), in its capacity as arranger, original senior lender and facility agent, and Nedbank Limited (acting through its Corporate and Investment Banking division), in its capacity as arranger and original senior lender.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: July 26, 2017	By: /s/ Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Executive Officer and
Chief Financial Officer